Exhibit 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            A-FEM MEDICAL CORPORATION



                                 ARTICLE 1. NAME

         The name of the Corporation is A-FEM MEDICAL CORPORATION.

                ARTICLE 2. PRINCIPAL OFFICE AND REGISTERED AGENT

          Its principal office in the State of Nevada is located at 502 East John Street, Room E, Carson City, Carson County, Nevada 89706. The name and address of its resident agent is CSC Services of Nevada, Inc. 502 East John Street, Room E, Carson City, Carson County, Nevada 89706.

                               ARTICLE 3. PURPOSE

         The nature of the business, or objects or purposes to be transacted, promoted or carried on by the corporation are:

         To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

         To perform research and development services and to manufacture and market health care devices, products and services.

         To hold, purchase and convey real and personal estate and to mortgage or lease any such real or personal estate with its franchises and to take the same by devise or bequest.

         To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.



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         To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and, while owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

         To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

         To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

         To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

         To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

         The objects and purposes specified in the foregoing clauses will, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.



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                                ARTICLE 4. SHARES

4.1      Authorized Capital

         The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which the corporation shall have authority to issue shall be 100,000,000, consisting of 75,000,000 shares of Common Stock with a par value of $.01 per share, and 25,000,000 shares of Preferred Stock with a par value of $.01 per share.

4.2      Common Stock

         Subject to any preferential or other rights granted to any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends out of funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors and shall be entitled to receive distributions legally payable to stockholders on the liquidation of the corporation. The holders of shares of Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors of the corporation and the right to vote on all other matters, except where a separate class or series of the corporation's stockholders vote by class or series. Holders of Common Stock shall not be entitled to cumulate their votes for the election of directors.

4.3      Preferred Stock

         Shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine the rights and preferences of the shares of any series so established.

         4.3.1    Designation and Number of Shares

                  4.3.1.1      Designation

         The initial series of Preferred Stock shall be designated "Series A Convertible Preferred Stock." The term "Series A Stock" as used herein refers to the Series A Convertible Preferred Stock.

                  4.3.1.2      Number of Shares

         The number of shares constituting the Series A Stock shall be 9,750,000 shares.



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         4.3.2    Dividends and Distributions; Liquidation Rights

                  4.3.2.1      Dividends

         The holders of shares of Series A Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors of the Corporation, out of any assets legally available therefor prior and in preference to any declaration or payment of any dividend on the Common Stock and no such dividend or distribution may be declared or paid on the Common Stock unless at the same time an equivalent dividend or distribution is declared or paid on all outstanding shares of Series A Stock. The dividend or distribution on shares of Series A Stock shall be payable based upon the number of shares of Common Stock which the holder of shares of Series A Stock would have held if such holder had converted such shares of Series A Stock into Common Stock immediately prior to the record date of such dividend or distribution.

                  4.3.2.2      Liquidation Preference

         In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, an amount per share appropriately adjusted for any stock dividend, split, combination or similar recapitalization of such gives Series A Stock equal to $2.00, plus a further amount equal to any declared but unpaid dividends thereon before any payment shall be made or any assets distributed to the holders of Common Stock. If upon such liquidation, dissolution or winding up of the Corporation, the assets thus distributed among the holders of the Series A Stock shall be insufficient to permit the payment in full of the aforesaid preferential amounts, the entire assets of the Corporation to be distributed shall be distributed among the holders of the Series A Stock so that the holder of each share of Series A Stock shall receive the same percentage of the stated liquidation preferences of such share as is received by every other holder of Series A Stock.

         Following the completion of the distribution of the stated liquidation preferences to be paid to the holders of the Series A Stock, any remaining assets shall be distributed to the holders of the Common Stock of the Corporation; provided, however, if no shares of Common Stock are outstanding at the time of such distribution, the holders of the Series A Stock shall be entitled to receive, ratably (assuming conversion of all shares of Series A Stock to Common Stock), all assets of the Corporation remaining after the payment of the stated liquidation preferences of the Series A Stock as set forth herein.

         A consolidation or merger of the Corporation with or into another corporation or other entity or person or any other corporate reorganization or other transaction or series of related transactions by the Corporation, in any such case, in which more than 50 percent of


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the voting power of the Corporation is transferred or a sale, conveyance, or disposition of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4.3.2.2.

         Whenever a distribution of assets provided for in this Section 4.3.2.2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

         4.3.3    Conversion

                  4.3.3.1      Conversion Rights

         A holder of shares of Series A Stock shall be entitled, at any time, to cause any or all of such shares to be converted into shares of Common Stock.

                           4.3.3.1.1        Conversion Rate

         The conversion rate for Series A Stock in effect at any time (the "Conversion Rate") shall equal $1.92 divided by the Conversion Price, calculated as provided in Section 4.3.3.1.2.

                           4.3.3.1.2        Conversion Price

         The conversion price for the Series A Stock in effect from time to time, except as adjusted in accordance with Section 4.3.3.2.2, shall be $1.92 (the "Conversion Price").

                  4.3.3.2      Conversion Procedure; Anti-Dilution Adjustments

                           4.3.3.2.1        Conversion Procedure

         Before a holder of the Series A Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the shares of the Series A Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at the address of the holder of the Series A Stock, or to the holder's nominee or nominees, certificates for the number of full shares of Common Stock to which the holder shall be entitled. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of the Series A Stock to be converted, and the person or persons entitled to receive the shares of Common


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Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on said date.

                           4.3.3.2.2        Adjustments to Applicable Conversion
                                            Price

                  (a) Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as defined below) after the date of the initial issuance of any shares of Series A Stock, the Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Conversion Price, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event (with the number of shares issuable with respect to Common Stock Equivalents (as defined below) determined in the manner provided for deemed issuances in Section 4.3.3.2.2(b)(v)), and the product so obtained shall thereafter be the Conversion Price. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

         "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock, as a dividend or other distribution on outstanding Common Stock of the Corporation, or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents"), (ii) a split or subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                  (b)      Sale of Shares Below Applicable Conversion Price.

                           (i) If the Corporation shall issue any Additional
Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to issuance of such Additional Stock (except as otherwise provided in this Section 4.3.3.2.2(b)) shall be adjusted down to a price equal to the quotient obtained by dividing the total computed under clause (A) below by the total computed under clause (B) below as follows:

                           (A) an amount equal to the sum of (1) the result obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options other than shares excluded


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from the definition of Additional Stock by Section 4.3.3.2.2(c)) by the
Conversion Price then in effect, and (2) the aggregate consideration, if any, received by the Corporation upon the issuance of such Additional Stock;

                           (B) the number of shares of Common Stock of the Corporation outstanding immediately after such issuance (including the shares deemed outstanding as provided in clause (A) above).

                           (ii) No adjustment of the Conversion Price shall be
made in an amount less than one cent per share, provided, that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the Conversion Price. Except as provided in Sections 4.3.3.2.2(b)(v)(C) and (D) below, no adjustment of the Conversion Price shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                           (iii) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the net amount of cash received by the Corporation after deducting any discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or placement in connection with the issuance and sale thereof.

                           (iv) In the case of the issuance of Common Stock for
a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                           (v) In the case of the issuance of options or
warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply:

                           (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants, or rights were issued for a consideration equal to the consideration (determined in the manner provided in Sections 4.3.3.2.2(b)(iii) and (iv) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby, but no further adjustment to the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of such options, warrants or rights in accordance with their terms;



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                           (B) the aggregate maximum number of shares of Common
         Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued for a consideration equal to the consideration received, if any, by the Corporation for any such securities and any related options, warrants or rights, plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in Sections 4.3.3.2.2(b)(iii) and (iv) above), but no further adjustment to the Conversion Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

                           (C) if such options, warrants, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, including, without limitation, a change resulting from the antidilution provisions thereof, the Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such change becoming effective, be recomputed to reflect such change, but no further adjustment to the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of any such options, warrants or rights or the conversion or exchange of such securities in accordance with their terms; and

                           (D) upon the expiration of any such options, warrants or rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such options, warrants, rights or securities or options, warrants or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options, warrants or rights related to such securities.

                  (c) "Additional Stock" shall mean any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued (or deemed to have been issued pursuant to Section 4.3.3.2.2(b)(v) above) by the Corporation after the date of initial issuance of any Series A Stock other than:


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                           (i) Common Stock issued in connection with an
Extraordinary Common Stock Event; and

                           (ii) Common Stock issued or issuable upon conversion
of Series A Stock.

                           4.3.3.2.3 Adjustment for Reclassification, Exchange or Substitution

         If the Common Stock issuable upon the conversion of the Series A Stock shall be changed into the same or different number of shares of any class or classes of stock, by capital reorganization, involving exchange, substitution, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for below), then the holders of the shares of Series A Stock shall have the right thereafter to convert each such share into the same kind and amount of shares of stock and other securities and property receivable upon such exchange, reclassification or other change, as a holder of the number of shares of Common Stock into which such shares of Series A Stock might have been converted immediately prior to such substitution, reclassification or other change, all subject to further adjustment as provided herein.

                           4.3.3.2.4        Reorganization, Merger,
                                            Consolidation or Sale of Assets

         If at any time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4.3.3.2) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Stock shall thereafter be entitled to receive upon conversion of such Series A Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger, consolidation or sale, all subject to adjustment as provided herein.

                           4.3.3.2.5        Certificate of Adjustment

         Upon the occurrence of each adjustment or readjustment of the Conversion Rate of the Series A Stock pursuant to this Section 4.3.3.2, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holders of the Series A Stock, as applicable, a certificate, signed by the


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Chairman of the Board, the President or the Chief Financial Officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. If there has been an adjustment, the Corporation shall, upon the written request at any time of any holder of Series A Stock, furnish or cause to be furnished to such holder a certificate setting forth: (A) such adjustments and readjustments; (B) the Conversion Price at the time in effect; and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Stock.

                           4.3.3.2.6        Fractional Shares

         The Corporation shall not be obligated to deliver to holders of Series A Stock any fractional share or shares of Common Stock issuable upon conversion of such shares of Series A Stock, and the number of shares of Common Stock to be issued shall be rounded up or down, as the case may be, to the nearest whole share, determined on the basis of the total number of shares of Series A Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                           4.3.3.2.7        Reservation of Stock Issuable Upon
                                            Conversion

         The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of the Series A Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Nevada, use its best efforts to increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of the Series A Stock at the time outstanding.

                           4.3.3.2.8        No Impairment

         The Corporation will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all time in good faith assist in the carrying out of all the provisions of this Section 4.3.3.2 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Stock against impairment.

                           4.3.3.2.9        Issue Taxes

         The Corporation shall pay any and all issue and other taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of shares of Series A


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Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Stock in respect of which shares are being issued.

         4.3.4    Voting Rights

                  4.3.4.1      Voting Rights of Series A Stock

                           4.3.4.1.1        Voting with Common Stock

         The holders of Series A Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the corporation, voting together with the holders of Common Stock as one class except as otherwise provided in this Section 4.3.4. Each share of the Series A Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Stock could be converted on the record date for determining the shareholders entitled to vote with any fractional share determined on an aggregate conversion basis rounded up or down, as the case may be, to the nearest whole share. The holders of Series A Stock shall be entitled to the notice of any shareholders' meeting in accordance with the bylaws of the Corporation.

                           4.3.4.1.2        Voting as a Separate Voting Group

         The holders of Series A Stock shall be entitled to vote as a separate voting group with respect to (i) any of the transactions listed in Section
4.3.4.2 hereto, (ii) the creation of any senior or pari passu security, (iii) any transaction constituting a deemed dividend under federal tax law or (iv) as otherwise provided by law.

                  4.3.4.2      Protective Provisions of Series A Stock

         So long as 400,000 shares or more of the Series A Stock are outstanding , the Corporation shall not, without the vote or written consent, of the holders of a majority of the Series A Stock, do any of the following:

                  (a) authorize or issue any shares of stock with rights, including liquidation preferences, superior to the Common Stock;

                  (b) effect any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Corporation or the sale, transfer or license of intellectual property other than in the ordinary course of business;

                  (c) effect any consolidation or merger involving the Corporation;



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                  (d)     effect any voluntary dissolution, liquidation,
         recapitalization, reclassification or reorganization of the Corporation;

                  (e) repurchase or redeem any equity securities, or pay any dividends or other distributions on equity securities;

                  (f) engage in any business other than the business currently conducted;

                  (g) authorize or issue warrants, options or rights to purchase additional equity;

                  (h) authorize or issue any equity securities to employees, consultants or directors;

                  (i)     amend the Articles of Incorporation or Bylaws;

                  (j) acquire the assets, business or control of any other corporations or business entity, through merger, consolidation or otherwise or make any other form of investment in any corporation or business entity where the cost to the Corporation would exceed $100,000, whether effected in a single transaction or in a series of related transactions, other than assets acquired in the ordinary course of business;

                  (k) incur any indebtedness for borrowed money or enter into any capital lease obligations which aggregate in excess of $25,000.

                  4.3.4.3      Status of Converted Stock

         In case any shares of Series A Stock shall be converted pursuant to
Section 4.3.3.2 hereof, the shares so converted shall assume the status of authorized but undesignated and unissued shares of Series A Stock.

                  4.3.4.4      Notices

         Any notice required herein except as otherwise specifically provided herein, to be given to a holder of the Series A Stock shall be in writing and may be delivered by personal service, sent by overnight professional courier service, sent by telegraph or cable or sent by United States registered or certified mail, return receipt requested, with postage thereon fully prepaid. All such communications shall be addressed to such holder of record at its address appearing on the books of the Corporation. If sent by telegraph or cable, a confirmed copy of such telegraphic or cabled notice shall promptly be sent by mail (in the manner provided above) to the holders. Service of any such communication made only by mail shall be deemed complete on the date of actual delivery as shown by


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the addressee's registry or certification receipt or at the expiration of the third business day after the date of mailing, whichever is earlier in time.

                  4.3.4.5      Severability

         If any right, preference or limitation of the Series A Stock as set forth herein (as so amended) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitation set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

4.4      No Preemptive Rights

         Stockholders of the corporation do not have preemptive rights.

                          ARTICLE 5. BOARD OF DIRECTORS

         The governing board of the corporation will be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation, provided that the number of directors will not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

                        ARTICLE 6. STOCKHOLDER LIABILITY

         The capital stock, after the amount of the subscription price or par value has been paid in, will not be subject to assessment to pay the debts of the corporation.

                            ARTICLE 7. INCORPORATORS

         (Omitted pursuant to NRS 78.403).

                               ARTICLE 8. DURATION

         The corporation is to have perpetual existence.

                 ARTICLE 9. AUTHORITY OF THE BOARD OF DIRECTORS

         In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:



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         Subject to the bylaws, if any adopted by the stockholders, to make, alter, or amend the bylaws of the corporation.

         To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         By resolution passed by a majority of the whole board, to designate one
(1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, will have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorized the seal of the corporation to be affixed to all papers that may require it. Such committee or committees will have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

         When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors will have power and authority at any meeting to sell, lease, or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

                   ARTICLE 10. LOCATION OF MEETINGS AND BOOKS

         Meetings of the stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                             ARTICLE 11. AMENDMENTS

         The corporation reserves the right to amend, alter, change, or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, or by these articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                           ARTICLE 12. INDEMNIFICATION

         The Bylaws of the corporation shall provide for the indemnification of the corporation's directors, officers, employees and agents for expenses incurred in connection with the defense of actions, suits or proceedings to the fullest extent permitted by Nevada law.

            ARTICLE 13. LIMITATION OF DIRECTOR AND OFFICER LIABILITY

         No director or officer of the corporation shall be liable to the corporation or to the stockholders for damages for any breach of fiduciary duty; provided, however, that a director or officer shall be liable for damages which result from any of the following:

         (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law;

         (b) The willful or grossly negligent payment of any improper dividend or distribution; or

         (c)      Acts or omissions which occurred prior to March 18, 1987.

         The amendments included in these Amended and Restated Articles of Incorporation were adopted by the Board of Directors on January 11, 2001 and by the stockholders at a meeting on March 8, 2001, adjourned to March 16, 2001, by the following vote: out of the 9,596,558 shares of common stock and 7,492,135 shares of preferred stock outstanding, 6,228,445 shares of common stock and 7,492,135 shares of preferred stock voted for the amendment, and 229,736 shares of common stock and no shares of preferred stock voted against the amendment.

         The Board of Directors authorized its President and Secretary to execute these Amended and Restated Articles of Incorporation by resolutions adopted by the Board of Directors on January 11, 2001, and these Amended and Restated Articles of Incorporation correctly set forth the text of the Articles of Incorporation as amended to the date hereof.

         [Signature pages follow]

         IN WITNESS WHEREOF, A-Fem Medical Corporation has caused these Amended and Restated Articles of Incorporation to be signed by its President and Secretary this 13th day of April 2001.

                                       A-FEM MEDICAL CORPORATION


                                       By /s/ Steven T. Frankel
                                          --------------------------------------
                                                  Steven T. Frankel, President


                                       By
                                          --------------------------------------
                                                  William H. Fleming, Secretary

STATE OF CALIFORNIA                 )
                                            ) ss:
COUNTY OF SAN DIEGO                 )

         The foregoing instrument was acknowledged before me, a Notary Public, on this 13th day of April 2001, by Steven T. Frankel of A-Fem Medical Corporation.


                                       /s/ L. A. Carrillo
                                       -----------------------------------------
                                       Notary Public
                                       My commission expires April 11, 2002
                                                             -------------------

[Notary Stamp or Seal]

/stamp/

/seal/

         IN WITNESS WHEREOF, A-Fem Medical Corporation has caused these Amended and Restated Articles of Incorporation to be signed by its President and Secretary this 13th day of April 2001.

                                       A-FEM MEDICAL CORPORATION


                                       By
                                          --------------------------------------
                                                  Steven T. Frankel, President


                                       By /s/ William H. Fleming
                                          --------------------------------------
                                                  William H. Fleming, Secretary

STATE OF OREGON            )
                                            ) ss:
COUNTY OF WASHINGTON       )

         The foregoing instrument was acknowledged before me, a Notary Public, on this 13th day of April 2001, by William H. Fleming of A-Fem Medical Corporation.


                                       /s/ Amy L. Davenport
                                       -----------------------------------------
                                       Notary Public for
                                       My commission expires October 4, 2004
                                                             -------------------

[Notary Stamp or Seal]

/stamp/








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